Exhibit 99.1

First Busey Corporation 29th Annual Shareholders’ Meeting May 19, 2009

Agenda Welcome Douglas C. Mills, Chairman of the Board Call to Order - Affidavit of Mailing Introduction of Proxy Committee Proxy Issues Election of 10 Directors & Non-Binding Advisory Proposal CEO Comments – Van A. Dukeman, President & CEO Questions & Answers Coffee & Dessert Reception

 FORWARD-LOOKING STATEMENTS This presentation may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this presentation, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning First Busey’s general business; (iv) changes in interest rates and prepayment rates of First Busey’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving First Busey; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning First Busey and its business, including additional factors that could materially affect our financial results, is included in First Busey’s filings with the Securities and Exchange Commission.

Election of Directors

Election of Directors Joseph M. Ambrose Mr. Ambrose is President and Chief Executive Officer of Horizon Hobby, Inc. David J. Downey Mr. Downey is President of The Downey Group, Inc.

Election of Directors Van A. Dukeman Mr. Dukeman is the President and Chief Executive Officer of First Busey Corporation and Busey Bank. David L. Ikenberry Dr. Ikenberry is a Professor of Finance and Associate Dean for Executive Programs at the University of Illinois-Urbana.

Election of Directors E. Phillips Knox Mr. Knox is an attorney with the firm Tummelson Bryan & Knox, LLP. V. B. Leister, Jr. Mr. Leister is Chairman of the Board of Carter’s Furniture, Inc.

Election of Directors Gregory B. Lykins Mr. Lykins is Vice-Chairman of First Busey Corporation and serves on the Board of Directors of Busey Bank and Busey Wealth Management, Inc. August C. Meyer, Jr. Mr. Meyer is Chairman and President of Midwest Television, Inc.

Election of Directors Douglas C. Mills Mr. Mills is Chairman of First Busey Corporation and has been since its incorporation. George T. Shapland Mr. Shapland is President of Shapland Management Company.

First Busey Corporation CEO Comments Van A. Dukeman, President and CEO

Welcome Busey Bank Headquarters “The Oculus” Rich Heritage Stained glass original to the Trevett-Mattis Banking Company Building (1910) Moved to University Ave. (1982) Restored during remodel (2008) “The Oculus”

FBC Performance & Outlook

Current Financial Review Net Income Available to Common Stockholders ($’s in millions) ($61.4) $5.5 $8.8 $4.6 $10.0 Mar 09 Dec 08 Sep 08 Jun 08 Mar 08

Current Financial Review Asset & Equity Comparison ($’s in billions) $4.46 $4.47 $4.34 $4.27 $4.25 $0.52 $ 0.51 $ 0.51 $0.45 $0.55 Mar 09 Dec 08 Sep 08 Jun 08 Mar 08 Assets Equity

Current Financial Review Loans & Deposits Comparison ($’s in billions) $3.17 $3.23 $3.26 $3.26 $3.13 $3.25 $3.17 $3.30 $3.51 $3.49 Mar 08 June 08 Sep 08 Dec 08 Mar 09 Loans Deposits

Liquidity & Capital Source of Strength Liquidity - as of March 31, 2009 $138.4M consolidated cash Includes $51.7M at parent company Strong Liquidity Channel Recent CD promotion generated approximately $80M in one month. TARP

Liquidity & Capital % = Percentage to Risk-weighted Assets Regulatory Capital at March, 31 2009 8% 8% 8% 10% 10% 14.5% 11.5% 11.8% $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 First Busey Corp. Busey Bank Busey Bank N.A. March 31, 2009 - Actual Regulatory - Well Capitalized Regulatory - Adequate

Loan Portfolio Geography Total Loans $3.26 Illinois $2.37 Florida $0.72 Indiana $0.17 ($’s in billions) Illinois 73% Florida 22% Indiana 5%

Loan Portfolio Quality Geographically: Nonaccrual $31.4 90+ 5.3 Illinois/Indiana $36.7 Nonaccrual $74.1 90+ 10.4 Florida $84.5 Busey Bank: Busey Bank, N.A. Illinois/Indiana $36.7 Florida $27.1 Florida 57.4 ($’s in millions) Non-Performing Illinois/Indiana 30% Non-Performing Florida 70%

Asset Quality Infrastructure Experienced Leadership in Florida Tom Good, Bob Plecki, Don Monteith, John Waddock, Larry Johnson, Otis Scott. Rob Scharlau Formed Special Assets Committee Centralized Credit Process Enhanced Loss Mitigation Strategies Enhanced collateral position; rate and term modification; lengthened amortization

Executive Management Team Susan L. Abbott: EVP & Chief Retail Officer Daniel P. Daly: EVP, West Region President Thomas M. Good: EVP of Risk Management, President & Chief Executive Officer, Busey Bank, N.A. Donna R. Greene: President & Chief Executive Officer, Busey Wealth Management, Inc. Barbara J. Harrington: EVP & Chief Financial Officer Don A. Monteith: EVP, Special Assets Howard F. Mooney II: President & Chief Executive Officer, FirsTech, Inc. Robert F. Plecki: EVP, Special Assets Christopher M. Shroyer: EVP, East Region President N. John Waddock, Jr.: EVP & Chief Credit Officer David B. White: EVP & Chief Operating Officer

2009 Outlook Asset Quality Capital State of Florida State of the Midwest Future Provisioning Bank Merger Consideration

The Busey Strategy Key Elements: Balance Sheet Strength, Profitability & Growth One Busey 4 Busey Pillars Customer-Centricity The Busey Promise The Busey Promise x 4 Busey Pillars x Strategic Goals = The Busey Strategy.

Questions & Answers 29th Annual Shareholders’ Meeting Please join us for a coffee & dessert reception following the Q&A session.